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Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT entered into as of this 23 day of April, 2003 (this "Second Amendment"), is hereby entered into among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Borrower").

RECITALS

        WHEREAS, Borrower and Lender have executed and delivered that certain Second Amended and Restated Loan and Security Agreement dated as of January 16, 2003 as amended by that certain First Amendment dated as of March 6, 2003 to the Second Amended and Restated Loan and Security Agreement (as may be further amended, modified or supplemented from time to time, the "Loan Agreement");

        WHEREAS, pursuant to SFAS #144, GAAP now requires all United States reporting companies to report asset impairment expense as a detailed line item on their income statements, separate from depreciation and amortization;

        WHEREAS, until December 28, 2002 Borrower included the value of asset impairment expense as part of the value of amortization and depreciation, not as a separate item, when calculating EBITDA under the Loan Agreement; and

        WHEREAS, Borrower has requested that the definition of EBITDA in the Loan Agreement be amended to accurately reflect asset impairment expense as an item separate from amortization and depreciation;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein Borrower and Lender hereby agree as follows:

  SECTION 1. RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

        1.1   Relation to Loan Agreement. This Second Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Second Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof " or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

        1.2   Capitalized Terms. For all purposes of this Second Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

  SECTION 2. AMENDMENT TO LOAN AGREEMENT.

        2.1   Amendment to Section 1. Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "EBITDA" in its entirety and replacing it with the following definition:

        "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization, and non-cash asset impairment expense (other than any asset impairment expenses related to the Wal-Mart store impairment charges incurred in June 2002) for such period, as determined in accordance with GAAP.

  SECTION 3. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

        3.1   Representations.

          Borrower and each Guarantor hereby represents and warrants to Lender that:

          (a)   Borrower and each Guarantor is a corporation duly organized and existing and in good standing under the laws of its respective jurisdiction of formation and is duly qualified to do business and in good standing in every jurisdiction in which the nature of the business done or the property owned by it would make such qualification necessary;

          (b)   Borrower and each Guarantor has all requisite power and authority to own and operate its properties, and to conduct its business as currently conducted and as currently proposed to be conducted. Borrower and each Guarantor has all requisite power and authority necessary to enter into this Second Amendment and to perform its respective obligations under this Second Amendment;

          (c)   Borrower and each Guarantor has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Second Amendment. This Second Amendment has been duly executed and delivered by Borrower and each Guarantor and constitutes legal, valid and binding obligations of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms;

          (d)   After giving effect to the amendments and waivers herein, no event has occurred and no condition exists which constitutes a Default or an Event of Default under the Loan Agreement or the other Loan Documents; and

          (e)   The Loan Agreement and all other Loan Documents and all representations, warranties, terms and conditions therein remain in full force and effect, and Borrower and each Guarantor hereby confirms and ratifies each of the provisions of the Loan Agreement and the other Loan Documents.

  SECTION 4. MISCELLANEOUS.

        4.1   Conditions to Effectiveness. The amendments contained in Section 2 above shall become effective as of the date hereof when, and only when, the following conditions have been satisfied as determined in Lender's sole and absolute discretion:

          (a)   Duly executed counterparts of this Second Amendment have been executed and delivered by Lender, Borrower and each Guarantor on or before the 23rd day of April, 2003;

          (b)   Borrower has paid all fees, costs and expenses incurred in connection with this Second Amendment as of the date of this Second Amendment, including, without limitation, legal fees and expenses as have been billed as of the date of the Second Amendment.

        4.2   Cross-References. References in this Second Amendment to any Section (or "§".) are, unless otherwise specified, to such Section (or "§") of this Second Amendment.

        4.3   Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        4.4   Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of an originally executed counterpart hereof.

        4.5   GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES.

        4.6   Outstanding Indebtedness.

          (a)   Borrower and each Guarantor hereby acknowledges and agrees that as of April 9, 2003, the aggregate outstanding principal amount due under the Loan Agreement is $9,626,473.43 and that such principal amount is payable pursuant to the Loan Agreement as amended hereby without defense, offset, withholding, counterclaim or deduction of any kind.

          (b)   Borrower and each Guarantor, their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under Borrower or any Guarantor, for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby forever remise, release and discharge Lender, and Lender's respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender would be liable if such persons or entities were found to be liable to Borrower or any Guarantor, or any of them (collectively hereinafter the "Lender Parties"), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Loan Agreement or any other Loan Document, including but not limited to, acts, omissions to act, actions, negotiations, discussions and events resulting in the finalization and execution of this Second Amendment, as, among and between the Borrower and the Lender Parties, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time through the date hereof.

          Borrower and each Guarantor hereby knowingly, voluntarily, intentionally and expressly waive and relinquish any and all rights and benefits that they may have under Section 1542 of the California Civil Code, or any other similar provision of any other jurisdiction, as against the Lender Parties. Section 1542 of the Civil Code of California provides:

    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          Borrower and each Guarantor hereby acknowledge that the foregoing waiver of the Section 1542 of the California Civil Code was separately bargained for. Borrower and each Guarantor knowingly, voluntarily, intentionally and expressly waive any and all rights and benefits conferred by Section 1542, or by any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous to Section 1542 and agree and acknowledge that this waiver is an essential term of this Second Amendment, without which the consideration would not have been given by the Lender to the Borrower.

        4.7   Ratification. Except as expressly amended or waived herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of the Borrower or the Guarantors which would require the consent of Lender under the Loan Agreement.

        4.8   Consent of Guarantors. Without limiting any waivers or any other provisions contained in its respective Guaranty, each Guarantor hereby consents to the terms of this Second Amendment and hereby confirms and agrees that its respective Guaranty is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.

MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

FOOTHILL CAPITAL CORPORATION, a California corporation
By:	/s/ LISA COOLEY
Name: Lisa Cooley Title: Vice President

THE FOREGOING SECOND AMENDMENT IS AGREED TO, CONSENTED TO AND ACCEPTED BY AND EACH GUARANTOR EXPRESSLY AGREES TO BE BOUND BY SECTION 4.6 HEREOF:

GREAT AMERICAN COOKIE COMPANY, INC., a Delaware corporation, as Guarantor
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

PRETZEL TIME, INC., a Utah corporation, as Guarantor
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

PRETZELMAKER, INC., a Utah corporation, as Guarantor
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

MRS. FIELDS GIFTS, INC., a Utah corporation, as Guarantor
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

MRS. FIELDS COOKIES AUSTRALIA, a Utah corporation, as Guarantor
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Senior Vice President

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  Exhibit 10.1